                                  SCHEDULE 14A
                                  ------------
                                 (RULE 14A-101)
                                 --------------
                    INFORMATION REQUIRED IN PROXY STATEMENT
                    ---------------------------------------
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-12
                                         -----------

                              STRYKER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

--------------------------------------------------------------------------------

                              STRYKER CORPORATION
                              2725 FAIRFIELD ROAD
                           KALAMAZOO, MICHIGAN 49002

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 20, 2004

                            ------------------------

     The Annual Meeting of Stockholders of Stryker Corporation will be held on Tuesday, April 20, 2004, at 2:00 p.m., at the Radisson Plaza Hotel at The Kalamazoo Center, Kalamazoo, Michigan, for the following purposes:

     1. To elect seven directors;

     2. To consider and act upon an amendment to the Company's Restated Articles of Incorporation, as amended, to increase the authorized Common Stock to one billion shares; and

     3. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on February 27, 2004 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 2003 Annual Report is enclosed.

                      STOCKHOLDERS ARE URGED TO COMPLETE,
                      DATE AND SIGN THE ENCLOSED PROXY AND
                     RETURN IT IN THE ACCOMPANYING ENVELOPE

                                          Dean H. Bergy
                                          Secretary
March 12, 2004

                              STRYKER CORPORATION
                              2725 FAIRFIELD ROAD
                           KALAMAZOO, MICHIGAN 49002
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Stryker Corporation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 20, 2004, and at all adjournments thereof. The solicitation will begin on or about March 12, 2004.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, a proxy will be voted FOR the election of the seven nominees named under "Election of Directors," unless authority to do so is withheld with respect to one or more of such nominees, and FOR the proposed amendment to the Restated Articles of Incorporation, as amended (the "Restated Articles"), to increase the authorized Common Stock. In addition, a proxy may be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting. A stockholder may revoke a proxy at any time prior to the voting thereof.

     Brokers holding shares of Common Stock for beneficial owners must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote those shares in their discretion. Directors will be elected by a plurality of the votes cast at the meeting. Votes that are withheld with respect to the election of directors will be excluded entirely from the calculation and will have no effect on the outcome. Approval of the proposed amendment to the Restated Articles will require a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal to increase the authorized Common Stock.

     There were outstanding as of the close of business on February 27, 2004, the record date for the determination of stockholders entitled to notice of and
to vote at the meeting,           shares of Common Stock of the Company. Each
share is entitled to one vote on each matter brought before the meeting.

     Any proposal that a stockholder may desire to present to the 2005 Annual Meeting must be received by the Company at the above address on or prior to November 11, 2004 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                        OF THE OUTSTANDING COMMON STOCK

     As used in this proxy statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock. In addition, a person is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days.

     The following table sets forth certain information, as of December 31, 2003 unless otherwise indicated, with respect to the beneficial ownership of Common Stock by the only person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                      NAME AND ADDRESS                                           PERCENT OF
                    OF BENEFICIAL OWNER                       NUMBER OF SHARES     CLASS
                    -------------------                       ----------------   ----------
Advisory Committee for the Stryker Trusts(1)................     57,712,092         28.9%
490 West South Street
Kalamazoo, Michigan 49007

---------------

(1) Based solely upon information as of December 31, 2003 contained in a
    Schedule 13G amendment filed with the Securities and Exchange Commission on February 13, 2004. Under the terms of the trust agreement establishing certain trusts for the benefit of members of the Stryker family (the "Stryker Trusts"), an Advisory Committee, consisting of Jon L. Stryker, Pat Stryker, Ronda E. Stryker, Gerard Thomas and Elizabeth S. Upjohn-Mason, has full voting and disposition power with respect to 42,906,370 shares of Common Stock owned by the Stryker Trusts. Ronda E. Stryker is currently a director of the Company. A majority vote of the Advisory Committee is necessary with respect to matters regarding the shares of Common Stock held in the Stryker Trusts, including voting and disposition. Members of the Advisory Committee beneficially own in the aggregate an additional 14,805,722 shares of Common Stock in their individual or other capacities, as to which they have sole voting and disposition power except for 902,440 shares as to which Mrs. Upjohn-Mason has shared voting and disposition power.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of January 31, 2004 by the current directors of the Company, all of whom are standing for reelection, the Named Executives referred to under the caption "Executive Compensation" and all executive officers and directors of the Company as a group.

                                                                                         PERCENTAGE OF
                                            NUMBER OF SHARES    RIGHT TO                  OUTSTANDING
NAME                                            OWNED(1)       ACQUIRE(2)    TOTAL(3)      SHARES(%)
----                                        ----------------   ----------   ----------   -------------
John W. Brown.............................      9,197,756        730,000     9,927,756        4.95%
Howard E. Cox, Jr.........................        267,366         45,000       312,366            *
Donald M. Engelman, Ph.D..................         30,642         45,000        75,642            *
Jerome H. Grossman, M.D...................        109,500         45,000       154,500            *
Stephen Si Johnson........................        255,000        218,000       473,000            *
James R. Lawson...........................              0        138,000       138,000            *
John S. Lillard...........................        176,821         17,000       193,821            *
Edward B. Lipes...........................        249,508         30,000       279,508            *
Stephen P. MacMillan......................              0              0             0            *
William U. Parfet.........................         40,000         45,000        85,000            *
Ronda E. Stryker..........................     46,816,695         17,000    46,833,695       23.44%(4)
Executive officers and directors as a
  group (14 persons)......................     57,356,393      1,626,400    58,982,793       29.28%(4)

---------------

  * Less than one percent.

(1) Excludes shares that may be acquired through stock option exercises.

(2) Pursuant to Rule 13d-3(c)(1) of the Securities Exchange Act of 1934 (the "Exchange Act"), includes shares that may be acquired within 60 days after January 31, 2004 upon exercise of options.

(3) Except for the shared beneficial ownership of shares of Common Stock attributed to Ms. Stryker as a member of the Advisory Committee for the Stryker Trusts, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock," such persons hold sole voting and disposition power with respect to the shares shown in this column. Does not include 804,091 shares of Common Stock owned by the Company's Savings and Retirement Plans that are voted as directed by the Company, except in the case of certain non-routine matters, which do not include the election of directors or the proposal to increase the authorized Common Stock, as to which the individual participants, including executive officers, may give voting instructions. Such number of shares does not exceed 5,000 in the case of any executive officer.

(4) Includes the shared beneficial ownership of shares of Common Stock held in the Stryker Trusts and attributed to Ms. Stryker as a member of the Advisory Committee for the Stryker Trusts, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock." 15,233,400 of the shares in the Stryker Trusts are held for the benefit of Ms. Stryker.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. Should additional persons be nominated for election as directors, the seven persons receiving the greatest number of votes shall be elected.

     The following information respecting the nominees has been furnished by them.

              NAME, AGE, PRINCIPAL OCCUPATION                   DIRECTOR
                   AND OTHER INFORMATION                         SINCE
              -------------------------------                   --------

JOHN W. BROWN, age 69.......................................      1977
  Chairman of the Board, since January 1981, and President
  and Chief Executive Officer, from February 1977 to June
  2003, and Chief Executive Officer, since June 2003, of the
  Company. Also a director of National City Corporation, a
  bank, the American Business Conference, an association of
  mid-size growth companies, and the Advanced Medical
  Technology Association.

HOWARD E. COX, JR., age 60..................................      1974
  Partner of Greylock and its affiliated venture capital
  partnerships, since August 1971. Also a director of
  Landacorp, Inc., a developer of medical software for
  managed care organizations and hospitals.

DONALD M. ENGELMAN, PH.D., age 63...........................      1989
  Eugene Higgins Professor of Molecular Biophysics and
  Biochemistry, Yale University, since 1979, with assignment to Yale College, the Graduate School and the Medical
  School. Chair of the Science and Technology Steering
  Committee of the Brookhaven National Laboratory, since
  2000. Member, National Academy of Science, since April
  1997.

JEROME H. GROSSMAN, M.D., age 64............................      1982
  Director of the Harvard/Kennedy School Health Care
  Delivery Policy Program at Harvard University, since 2001.
  Chairman and Chief Executive Officer of Lion Gate
  Management Corporation, the holding company for a group of endeavors to advance the health care delivery system,
  since 1999. Also, Chairman Emeritus of New England Medical
  Center, Inc., where he served as Chairman and CEO from
  1979 to 1995, honorary physician at the Massachusetts
  General Hospital and Adjunct Professor of Medicine at
  Tufts University School of Medicine. Also a director of
  Landacorp, Inc., a developer of medical software for
  managed care organizations and hospitals, and a trustee of the Mayo Clinic.

JOHN S. LILLARD, age 73.....................................      1978
  Chairman of Wintrust Financial Corporation, a bank holding company, since May 1998. Prior thereto, Corporate Director and Consultant from January 1996 to April 1998 and
  Chairman-Founder of JMB Institutional Realty Corp., a
  registered real estate investment advisory firm, from
  January 1992 to December 1995, and President thereof from
  April 1979 to January 1992. Also a director of Lake Forest
  Bank & Trust Company, a bank, and Wayne Hummer Asset
  Management, an investment advisory firm.

              NAME, AGE, PRINCIPAL OCCUPATION                   DIRECTOR
                   AND OTHER INFORMATION                         SINCE
              -------------------------------                   --------
WILLIAM U. PARFET, age 57...................................      1993
  Chairman and Chief Executive Officer of MPI Research,
  Inc., a drug safety and pharmaceutical development
  company, since May 1999; Co-Chairman between October 1995
  and May 1999. Prior thereto, President and Chief Executive
  Officer of Richard-Allan Medical Industries, Inc., a
  manufacturer of medical products, from October 1993. Prior thereto, Vice Chairman of the Board of The Upjohn Company, a manufacturer of pharmaceutical, chemical and
  agricultural products, April 1992 to September 1993,
  President thereof from January 1991 to April 1992 and
  Executive Vice President from January 1989 to January
  1991. Also a director of CMS Energy Corporation, a global
  utility and energy company, Monsanto Company, a provider
  of agricultural products that improve farm productivity,
  and PAREXEL International Corporation, a provider of
  contract research, medical marketing and consulting
  services to the pharmaceutical, biotechnology and medical
  device industries.

RONDA E. STRYKER, age 49....................................      1984
  Granddaughter of the founder of the Company and daughter
  of the former President of the Company. Also Vice Chairman and a director of Greenleaf Trust, a bank, Vice Chairman
  and a trustee of Kalamazoo College, and a trustee of the
  Kalamazoo Institute of Arts, the Kalamazoo Community
  Foundation and Spelman College.

     The Board of Directors has adopted Corporate Governance Guidelines that are available on the "Corporate Governance" page of the Company's website at www.stryker.com. Pursuant to the Guidelines, William U. Parfet has been designated the lead independent director, with responsibility of coordinating the activities of the other independent directors (which, for this purpose includes all of the directors except Mr. Brown) and chairing the executive session held in connection with each meeting of the Board of Directors in order to provide the opportunity for the independent directors to discuss topics of concern without any member of management being present.

     The Board of Directors held seven meetings during 2003. All of the directors attended more than 75% of the total meetings of the Board and all committees of which they were members in 2003. A meeting of the Board of Directors is typically scheduled in conjunction with the annual meeting of stockholders and it is expected that directors will attend absent a schedule conflict or other valid reason. All seven directors attended the 2003 Annual Meeting.

     The Board of Directors has designated from among its members an Audit Committee that currently consists of Mr. Parfet (Chairman), Mr. Cox, Dr. Grossman and Mr. Lillard. The Audit Committee met five times during 2003. See "Audit Committee." The Board of Directors has also designated a Compensation Committee, which currently consists of Ms. Stryker (Chairman), Mr. Cox and Mr. Parfet, and a Stock Option Committee, which currently consists of Ms. Stryker (Chairman) and Mr. Lillard. The duties of these committees are described below under "Executive Compensation -- Report of Compensation and Stock Option Committees on Executive Compensation."

     The Board of Directors has designated a Governance and Nominating Committee, which currently consists of Ms. Stryker (Chairman), Mr. Cox, Dr. Engelman, Dr. Grossman, Mr. Lillard and Mr. Parfet. The Governance and Nominating Committee, which met twice during 2003, makes recommendations to the Board of Directors regarding individuals for nomination as director and, in addition, may consider other matters relating to corporate governance. When seeking to identify an individual to become a director to fill a new position or vacancy, the Governance and Nominating Committee will consult with incumbent directors, management and others. The Governance and Nominating Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would complement the other directors in providing a diversity of expertise and experience and a person's availability to devote sufficient time to Board duties. Stockholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Secretary of the Company at 2725 Fairfield Road, Kalamazoo, Michigan

49002, giving the candidate's name, relationship, if any, to the stockholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

     The charter of each of the Audit Committee, the Compensation Committee, the Stock Option Committee and the Governance and Nominating Committee is available on the "Corporate Governance" page of the Company's website at www.stryker.com. The Audit Committee charter is also attached as Appendix A to this Proxy Statement. None of the members of any of the committees is or ever has been an employee of the Company and each of them is "independent" within the meaning of the New York Stock Exchange corporate governance listing standards and of the provisions of the Exchange Act applicable to the committees on which he or she serves. The Board of Directors based its determination with respect to independence for purposes of Board and committee membership on a review of the responses of the directors to questions regarding employment history, affiliations and family and other relationships and on discussions with the directors.

                             DIRECTOR COMPENSATION

     Directors who are not employees received directors' fees of $5,000 for each Board meeting attended, $2,500 for each meeting attended via conference call and a fixed annual fee of $50,000. Directors who are also members of committees of the Board received a fee of $2,500 per day for committee meetings attended if such meetings were held on the same day as a Board meeting and $3,500 per day if such meetings were held on a day on which there was not a Board meeting. During 2003, each outside director was granted an option under the Company's 1998 Stock Option Plan (the "Plan") to purchase 5,000 shares of the Company's Common Stock. The Company also makes $50,000 of group life insurance available to its outside directors. Also, $86,275 was paid to Dr. Engelman in 2003 as a consultant to the Company. Dr. Engelman continues to serve as a consultant.

                             EXECUTIVE COMPENSATION

GENERAL

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (based on amounts reported as salary and bonus for 2003) who were serving as executive officers at December 31, 2003 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                         COMPENSATION AWARDS
                                                                       -----------------------
                                                                                    SHARES OF
                                                                                      COMMON
                                                ANNUAL COMPENSATION    RESTRICTED     STOCK       ALL OTHER
                                               ---------------------     STOCK      UNDERLYING   COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    AWARDS($)    OPTIONS(#)      ($)(4)
     ---------------------------        ----   ---------   ---------   ----------   ----------   ------------
John W. Brown.........................  2003    925,000    1,000,000                  40,000       203,500
  Chairman of the Board and             2002    875,000      925,000                  50,000       187,000
  Chief Executive Officer               2001    825,000      825,000                  50,000       178,750
Stephen Si Johnson....................  2003    416,250      325,000                  40,000        80,438
  Vice President;                       2002    383,750      315,000                  50,000        69,713
  Group President, Stryker MedSurg      2001    330,000      250,000                  50,000        62,150
James R. Lawson.......................  2003    475,000      385,000                  40,000        85,250
  Vice President;                       2002    450,000      300,000                  50,000        77,000
  Group President, Stryker
     International                      2001    385,000      250,000                  50,000        69,850
Edward B. Lipes.......................  2003    510,000      490,000                      --       107,250
  Vice President;                       2002    475,000      465,000                  50,000        99,550
  Group President, Stryker Howmedica    2001    450,000      430,000                  50,000        93,500
  Osteonics
Stephen P. MacMillan(1)...............  2003    320,833      650,000(2)        (3)   100,000         9,625
  President and Chief Operating
     Officer

---------------

(1) Mr. MacMillan joined the Company as President and Chief Operating Officer on June 1, 2003. See "Employment Agreement with Stephen P. MacMillan."

(2) Mr. MacMillan's bonus for 2003 consisted of an inducement bonus of $300,000 pursuant to his employment agreement and a bonus of $350,000 pursuant to a bonus arrangement similar to the arrangements with other executive officers.

(3) Pursuant to his Employment Agreement, Mr. MacMillan received a restricted stock award of 50,000 shares of common stock of the Company. The shares of restricted stock will vest in equal annual installments of 10,000 shares beginning on May 31, 2004. Mr. MacMillan has the right to receive dividends on and to vote the restricted shares.

(4) Represents the Company's contributions, including matching of voluntary contributions by such person, under its 401(k) plan and its supplemental deferred compensation plan.

EMPLOYMENT AGREEMENT WITH STEPHEN P. MACMILLAN

     The Company entered into an employment agreement with Mr. MacMillan in connection with his employment by the Company as President and Chief Operating Officer. The term of the agreement commenced on June 1, 2003 and continues until May 31, 2008. As an inducement to Mr. MacMillan accepting employment with the Company, the Company paid Mr. MacMillan $300,000 and granted him the restricted stock award of 50,000 shares of common stock of the Company discussed in footnote (3) to the Summary Compensation Table. Pursuant to the agreement, Mr. MacMillan is entitled to receive a base salary of not less than $550,000 per year and a bonus based on a potential of $500,000 per year ($291,667 for the seven months of 2003), with the amount of the bonus for any period being based on the Company's performance against established goals and objectives. If Mr. MacMillan's employment is terminated by the Company without cause or voluntarily by him with good reason, he shall be entitled to receive, in addition to accrued amounts and a pro-rated bonus for the year of termination, a lump sum payment of $3,150,000 if such termination occurs prior to May 31, 2006, $2,100,000 if such termination occurs between June 1, 2006 and May 31, 2007 and $1,050,000 if such termination occurs between June 1, 2007 and May 31, 2008. In addition, Mr. MacMillan and his family will be entitled to continue to receive benefits under any benefit plan, program, practice or policy of the Company for 36 months if such termination occurs prior to May 31, 2006, 24 months if such termination occurs during the 12 months ending May 31, 2007 and 12 months if such termination occurs during the 12 months ending May 31, 2008 or for a longer period as the plan, program, practice or policy may provide.

STOCK OPTIONS

     The following table contains information covering options to purchase shares of the Company's Common Stock granted to the Named Executives in 2003 pursuant to the Company's 1998 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF
                                   SHARES OF    PERCENT OF
                                     COMMON       TOTAL
                                     STOCK       OPTIONS
                                   UNDERLYING    GRANTED
                                    OPTIONS         TO       EXERCISE                       GRANT DATE
                                    GRANTED     EMPLOYEES     PRICE                        PRESENT VALUE
NAME                                 (#)(1)      IN 2003      ($/SH)    EXPIRATION DATE       ($)(2)
----                               ----------   ----------   --------   ----------------   -------------
John W. Brown....................    40,000        2.1        77.65     October 13, 2013     1,215,200
Stephen Si Johnson...............    40,000        2.1        77.65     October 13, 2013     1,215,200
James R. Lawson..................    40,000        2.1        77.65     October 13, 2013     1,215,200
Edward B. Lipes..................        --         --           --                   --            --
Stephen P. MacMillan.............   100,000        5.3        77.65     October 13, 2013     3,038,000

---------------

(1) Such options were granted at 100% of fair market value on the date of grant and become exercisable as to 20% of the shares covered thereby on each of the first five anniversary dates of the date of grant.

(2) The Grant Date Present Value has been calculated using the Black-Scholes option pricing model and assumes a risk-free rate of return of 2.27%, an expected option life of 6.5 years, a dividend yield of approximately 0.18% and a stock volatility of 35.8%. No adjustment was made for nontransferability or forfeitures. Such assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. Such information, which is presented in accordance with the requirements of the Securities and Exchange Commission, is not necessarily indicative of the actual value that such options will have to the Named Executives, which will be dependent upon market prices for the Common Stock.

     The following table sets forth information with respect to option exercises during 2003 by the Named Executives and as to the unexercised options held by them at December 31, 2003.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                              NUMBER OF SHARES
                                                                 UNDERLYING
                                                                UNEXERCISED        VALUE OF UNEXERCISED
                                    SHARES                       OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                   ACQUIRED                  FISCAL YEAR-END(#)    FISCAL YEAR-END($)(1)
                                      ON          VALUE      ------------------   -----------------------
                                   EXERCISE      REALIZED       EXERCISABLE/           EXERCISABLE/
NAME                                  (#)         ($)(1)       UNEXERCISABLE           UNEXERCISABLE
----                              -----------   ----------   ------------------   -----------------------
John W. Brown...................         --             --    730,000/170,000      48,188,300/6,054,000
Stephen Si Johnson..............    120,000      8,251,600    218,000/162,000      12,694,640/5,568,160
James R. Lawson.................         --             --    138,000/162,000       7,161,540/5,568,160
Edward B. Lipes.................    316,000     16,738,040     30,000/130,000       1,090,500/5,759,600
Stephen P. MacMillan............         --             --          0/100,000                 0/736,000

---------------

(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock as reported by The New York Stock Exchange-Composite Transactions for the exercise date or December 31, 2003, as the case may be.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

     There are three basic elements in the Company's executive compensation program -- base salary, bonus and stock options. The Compensation Committee, which reviews executive compensation on an annual basis and is responsible for determinations regarding base salary and bonuses, formally met in November 2002 and November 2003. The members of the Compensation Committee, each of whom is an independent outside director, are Ms. Stryker (Chairman), Mr. Cox and Mr. Parfet. Stock option awards are made by the Stock Option Committee, the members of which are Ms. Stryker (Chairman) and Mr. Lillard.

     The salaries of the Company's executive officers for 2003 were determined at the meeting of the Compensation Committee held in November 2002. Prior to such meeting, the members of the Committee were provided with a broad-based survey report on executive compensation for U.S. corporations generally, prepared by The Conference Board, and publicly available compensation information for other companies in the health care industry. The Chief Executive Officer reviewed the overall performance of each of the other executive officers during the year with the Committee at its November 2002 meeting. Based on a subjective evaluation of such performance and the Company's overall performance during the prior year and, in the case of division officers, that of the respective divisions, as well as general consideration of the information contained in the survey reports reviewed, the base salaries of the Company's executive officers, including Mr. Brown, were established by the Committee.

     A substantial portion of the annual compensation of each of the Named Executives consists of the bonus element. In determining the amount of the bonus to be paid to each Named Executive, the results of mathematical computations in which the performance of the Company, in the case of Mr. Brown (the Chief Executive Officer) and Mr. MacMillan (the Chief Operating Officer), whose responsibilities are at the corporate level, and of the operations for which such person had direct management responsibility, in the case of the other Named Executives, is compared to goals and objectives established at the beginning of the year (upon his employment in the case of Mr. MacMillan) and a percentage so determined is applied to the dollar bonus potential established for each person at the beginning of the year. The bonus potential is established in the same general manner as salaries, with the view that, if the full potential is attained, the Named Executive's total cash compensation should be in the mid to upper end of the range for companies of a comparable size taking into account the individual's time in the position and overall level of performance in the role. The primary elements in such calculation for the Named Executives in 2003 were earnings growth and cash flow. The final determination of the actual bonuses paid included a subjective evaluation of individual performance in light of the competitive environment in the operations for which they have responsibility and other challenges faced by such persons and achievements by them during the year.

     The Company has had stock option plans in effect since it became a publicly-held company in 1979. The purpose of these plans has been to provide executive officers and other employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the long-range interests of such persons with those of stockholders by providing them with the opportunity to build a meaningful stake in the Company. Historically, stock options have had significant value to optionees, reflecting the appreciation in the market value of the Common Stock. The determination with respect to the number of options to be granted to any particular executive officer is subjective in nature. While no specific performance measures are applied, factors considered in determining the number of options awarded include the individual's level of responsibility, demonstrated performance over time and value to the future success of the Company. The number and status of options previously granted to an individual are not accorded significant weight in the determination. Current option grants are intended to encourage performance that will result in continued appreciation. Outstanding option grants, all of which have a ten-year term, become exercisable as to 20% on the first anniversary of the date of grant and as to an additional 20% on each successive anniversary. Accordingly, to realize the full value thereof, an executive officer must remain in the Company's employ for five years from the date of grant. Management of the Company believes that the stock option plans have been helpful in attracting and retaining skilled executive personnel.

     Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other Named Executive to

$1 million. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. The 1998 Stock Option Plan limits the number of options that may be granted to any employee or director in any calendar year to 500,000, thereby ensuring that gain recognized on the exercise of options will be treated as performance-based compensation. It is the Committee's intent that executive compensation generally be deductible. However, the Committee will authorize compensation that is not entirely deductible when doing so is consistent with its other compensation objectives and overall compensation philosophy.

                                        Compensation Committee
                                          Ronda E. Stryker, Chairman
                                          Howard E. Cox, Jr.
                                          William U. Parfet

                                        Stock Option Committee
                                          Ronda E. Stryker, Chairman
                                          John S. Lillard

TRANSACTION WITH EXECUTIVE OFFICER

     The Company leases a facility from a limited liability company owned by James R. Lawson, a Vice President of the Company, pursuant to a lease that expires on March 13, 2006. The annual rent was approximately $105,450 in 2003 and increases by 3% each year. Under the terms of the lease, the Company is responsible for all taxes, insurance and maintenance expenses that arise from its use of the facility. The Board of Directors has reviewed the transaction and concluded that the lease terms are comparable to those that could have been obtained in an arms-length transaction with an unaffiliated third party based on a report from a national real estate services firm that compared the rent to similar properties in the area and an analysis by management that found the other lease terms to be reasonable.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Health Care (Medical Products and Supplies) 500 Index. The graph assumes $100 invested on December 31, 1998 in the Company's Common Stock and each of the indices.
[PERFORMANCE GRAPH]

                                                   STRYKER CORPORATION            S&P 500 INDEX         S&P HEALTH CARE 500 INDEX
                                                   -------------------            -------------         -------------------------
1998                                                     100.00                      100.00                      100.00
1999                                                     126.68                      121.04                       89.34
2000                                                     184.39                      110.02                      122.44
2001                                                     213.11                       96.95                      107.81
2002                                                     245.49                       75.52                       87.52
2003                                                     311.44                       97.18                      100.69

--------------------------------------------------------------------------------------------------------------
                                          1998        1999        2000        2001        2002        2003
--------------------------------------------------------------------------------------------------------------
 Stryker Corporation                     $100.00     $126.68     $184.39     $213.11     $245.49     $311.44
--------------------------------------------------------------------------------------------------------------
 S&P 500 Index                           $100.00     $121.04     $110.02     $ 96.95     $ 75.52     $ 97.18
--------------------------------------------------------------------------------------------------------------
 S&P Health Care 500 Index               $100.00     $ 89.34     $122.44     $107.81     $ 87.52     $100.69
--------------------------------------------------------------------------------------------------------------

                                AUDIT COMMITTEE

     The Audit Committee acts under a written charter adopted and approved by the Board of Directors, a copy of which is attached hereto as Appendix A and is also available on the "Corporate Governance" page of the Company's website at www.stryker.com. The Audit Committee reviews and reassesses the adequacy of the charter at least annually. The Board of Directors has determined that William U. Parfet, the Chairman of the Audit Committee, is an "audit committee financial expert" as that term is defined in the rules promulgated by the Securities and Exchange Commission. Mr. Parfet serves on the audit committees of three other publicly-held companies. The Board of Directors reviewed Mr. Parfet's other time commitments and has determined that such service does not impair his ability to serve on the Company's Audit Committee.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent public accountants throughout the year and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following:

     - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with the Company's management;

     - Discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

     - Received written disclosure regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                        Audit Committee
                                          William U. Parfet, Chairman
                                          Howard E. Cox, Jr.
                                          Jerome H. Grossman
                                          John S. Lillard

                     AMENDMENT OF THE RESTATED ARTICLES TO
                      INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors has recommended that action be taken by the stockholders to amend Article III of the Restated Articles to increase the authorized shares of Common Stock, $.10 par value, that the Company shall have authority to issue from 500 million to one billion shares.

     The increase in the number of authorized shares of Common Stock is believed by the Board of Directors to be desirable in order to provide flexibility of action in the future and to enable the Company to act promptly in connection with stock splits, stock dividends, acquisitions, financings and such other corporate matters involving the issuance of Common Stock as the Board of Directors may deem advisable. Although it is advantageous to have the additional shares available, there are no present plans for the use of such additional shares.

     The additional shares of Common Stock, together with the currently authorized but unissued shares that are not reserved for issuance upon exercise of options granted under the Company's Stock Option Plans, may be issued at such times, to such persons and for such consideration as the Board of Directors may determine to be in the Company's best interest without (except as otherwise required by law or applicable stock exchange rule) further authority from the stockholders. The additional shares of Common Stock would have the same voting, dividend and other rights as the presently authorized Common Stock. Stockholders presently have no preemptive rights and would have none in respect of the proposed additional shares of Common Stock.

     Adoption of the proposed amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR the proposed amendment.

                                 MISCELLANEOUS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee has appointed Ernst & Young LLP, independent accountants, to audit the accounts of the Company and its subsidiaries for the year 2004, subject to approval of the scope of the audit engagement and the estimated audit fees, which are to be presented to the Committee at its July meeting. Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The fees billed to the Company by Ernst & Young LLP with respect to the years ended December 31, 2003 and 2002 were as follows:

                                                                 2003         2002
                                                              ----------   ----------
Audit Fees..................................................  $2,567,000   $2,036,000
Audit-Related Fees..........................................      84,000       59,000
Tax Fees....................................................   1,028,000      633,000
All Other Fees..............................................          --           --

     Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements, the timely review of the financial statements included in the Forms 10-Q filed by the Company during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of the Company's employee benefit plans and general accounting consultations and services that are unrelated to the annual audit. Tax Fees include fees for tax compliance services and consultation on other tax matters. It is expected that Ernst & Young LLP will provide similar non-audit services during the year 2004. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

     Under its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by the independent accountant retained to audit the Company's financial statements other than non-audit services that satisfy a de minimus exception provided by applicable law. Each year, the retention of the independent auditor is approved at the Audit Committee's meeting in February, subject to approval of the scope of the audit and associated fees at the July meeting. At the February meeting, certain recurring non-audit services and the proposed fees therefor are reviewed and evaluated by the Audit Committee. At subsequent meetings, the Audit Committee receives updates regarding the services actually provided and management may present additional services for approval. The Audit Committee has delegated to the Chairman or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting.

CONTACTING THE BOARD OF DIRECTORS

     Stockholders may communicate directly with the Board of Directors on a confidential basis by mail at: Stryker Board of Directors, 2725 Fairfield Road, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chairman of the Governance and Nominating Committee and will not be screened or reviewed by any Company personnel.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, among others, to file reports with respect to changes in their ownership of Common Stock. Jerome H. Grossman and William U. Parfet, directors of the Company, were each late (three days and one day, respectively), in filing Statements of Changes of Beneficial Ownership of Securities on Form 4 with respect to one transaction in October 2003 as a result of issues related to passwords utilized in connection with the electronic filing of such forms.

OTHER ACTION

     Management has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matter.

EXPENSES OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record by such persons.

                                        By Order of the Board of Directors

                                        Dean H. Bergy
                                        Secretary

March 12, 2004

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                              STRYKER CORPORATION

     This Charter governs the operations of the Audit Committee of the Board of Directors of Stryker Corporation (the "Committee"). The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval. This Charter may be amended only by the affirmative vote of the Board of Directors.

ORGANIZATION

     The Committee shall be appointed annually by the Board of Directors upon the recommendation of the Governance and Nominating Committee and shall comprise at least three directors, each of whom has been affirmatively determined by the Board to be independent of the Company. A director shall not be considered independent if he or she (i) accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than in his or her capacity as a member of the Committee, the Board of Directors or any other committee of the Board, (ii) is an affiliate of the Company or any of its subsidiaries, (iii) has a material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or a subsidiary and determined not merely from the standpoint of the director but also from that of any person or organization with which the director is affiliated) that may interfere with the exercise of his or her independence from management and the Company or (iv) does not meet any other independence requirement under applicable laws, rules or stock exchange listing standards, each as in effect from time to time.

     All Committee members shall be financially literate, as determined by the Board in its business judgment, and at least one member shall qualify as an "audit committee financial expert" as defined in rules promulgated by the Securities and Exchange Commission ("SEC").

     The Board of Directors must determine, when applicable, that simultaneous service by a Board member on more than three public company audit committees does not impair the ability of such person to serve on the Audit Committee. Such determination will be disclosed in the Company's annual proxy statement.

MEETINGS

     The Committee shall meet as often as it deems necessary to fulfill its responsibilities, but not less frequently than quarterly. Periodically during the year, the Committee shall meet separately with management, the internal auditors and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall report regularly to the Board of Directors.

STATEMENT OF POLICY

     The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the integrity of the Company's financial statements and its financial reporting process, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications, independence and performance and the performance of the Company's internal audit function. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the Board of Directors, the independent auditors, the Company's internal auditors and management of the Company.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the independent auditor and the power to retain, at the Company's expense, independent legal, accounting and other advisers to provide advice and assistance as the Committee deems necessary or appropriate to carry out its duties.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits and reviews of the financial statements of the Company and to report to the Board with respect thereto. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing the Company's annual financial statements and for reviewing the Company's interim unaudited financial statements. The Committee shall take appropriate action to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee and are set forth as a guide, with the understanding that the Committee may supplement them as appropriate:

  RELATIONSHIP WITH THE COMPANY'S INDEPENDENT AUDITORS.

     - The Committee shall be directly responsible for the appointment, retention and oversight of the work of the firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, which firm or firms shall report directly to the Committee, and for the determination of the compensation to be paid by the Company for such services.

     - The Committee shall evaluate the qualifications, performance and independence of the independent auditors (after receipt of the written disclosures and letter required by Independence Standards Board Standard No. 1 from the independent auditors confirming the professional judgment of the independent auditors that the firm is independent of the Company).

     - The Committee shall pre-approve all audit and non-audit services to be provided by the independent auditors (other than non-audit services that satisfy an exception provided by applicable law) and, in the case of non-audit services, provide for the disclosure of such approval as required by SEC regulations. The independent auditors shall not be engaged to perform any non-audit service proscribed by law or regulation. The independent auditors shall not be engaged to provide any permitted non-audit service unless it is affirmatively determined that performing such service is compatible with maintaining the independent auditors' independence. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     - At least annually, the Committee shall obtain and review a report by the independent auditors that describes:

          - The independent auditors' internal quality control procedures;

          - Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more audits carried out by the independent auditor and the steps taken to deal with any such issues; and

          - All relationships between the independent auditors and the Company (in order to assess independence).

     - The Committee shall evaluate the partner of the independent auditors who has primary responsibility for the audit, taking into account the opinions of the Company's management and its internal auditors, and shall ensure that such lead partner and the reviewing partner are rotated at least every five years.

     - The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet applicable SEC regulations and stock exchange listing standards.

  OVERSIGHT RESPONSIBILITIES.

     - The Committee shall discuss with the independent auditors the overall scope and plans for the audit, including the adequacy of staffing, and the estimated fees.

     - The Committee shall discuss with the Vice President, Internal Audit the responsibilities, budget and staffing of the internal audit function and the planned scope of internal audits and any significant changes therein and review summaries of the reports issued by the internal audit function, together with management's responses and follow-up to such reports.

     - The Committee shall discuss with management, the Vice President, Internal Audit and the independent auditors the adequacy and effectiveness of the accounting and financial controls, and special audit steps adopted in light of any material control deficiencies that could significantly affect the Company's financial statements.

     - The Committee shall review with the independent auditors any audit problem or difficulty encountered in the course of the audit work, including any restriction on the scope of activities or access to required information, and any significant disagreement with management.

     - The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting.

     - The Committee shall receive regular reports from the independent auditors regarding the critical accounting policies and practices used by the Company and the alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors.

     - The Committee shall review any management or internal control letter or schedule of unadjusted differences and other material written communications between the independent auditors and management.

     - The Committee shall review and discuss with management the Company's policies and practices with respect to risk assessment and risk management, including the guidelines and policies that govern the assessment and management of the Company's exposure to risk, including with regard to foreign exchange, interest rates, investments and derivatives, and discuss with management the Company's major risk exposures and the steps management has taken to assess, monitor and control such exposures.

     - The Committee shall review matters that have come to the attention of the Committee, through reports of management, legal counsel and others, that relate to the status of compliance and anticipated future compliance with laws and regulations, internal policies and controls and that could be material to the Company's financial statements.

     - The Committee shall review with management and the independent auditors the potential effect of regulatory and accounting initiatives on the Company's financial statements.

  REVIEW OF PERIODIC STATEMENTS AND DISCLOSURES.

     - The Committee shall review management's certifications of disclosure controls and procedures and internal control over financial reporting as of the end of each fiscal quarter and at year end and, in the case of the report of management as of year end, the required report of management and attestation of the independent auditors regarding management's evaluation of the internal control over financial reporting.

     - The Committee shall review analyses prepared by management and the independent auditors of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and its financial reporting generally, including an analysis of any significant changes in the Company's selection or application of accounting principles, the critical accounting policies and practices used, off-balance sheet financial structures and the use of non-GAAP financial measures.

     - The Committee shall review and discuss with management the policies with respect to earnings press releases, as well as the financial information and earnings guidance to be provided to analysts and rating agencies. Such review may be done generally (consisting of reviewing the types of information to be disclosed and the types of presentations to be made) and need not be in connection with each earnings release or each instance in which the Company provides earnings guidance.

     - The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90, relating to the conduct of the audit.

     - The Committee shall review and discuss with management and the independent auditors the audited financial statements and the disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board of Directors that such financial statements and disclosures be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

     - The Committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

     - The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall review and discuss the interim financial statements and the disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.

  OTHER ACTIVITIES.

     - The Committee shall review reports from management, including the General Counsel and the Company's Vice President, Internal Audit, regarding compliance with the Company's policies and procedures to assess and monitor its legal and ethical compliance programs. The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct and Code of Ethics.

     - The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters that provide protection to an employee who reports such information.

     - The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

     This Charter was approved by the Board of Directors on February 10, 2004.

                              STRYKER CORPORATION
                              2725 FAIRFIELD ROAD
                              KALAMAZOO, MI 49002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 12, 2004, hereby appoints JOHN S. LILLARD and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on April 20, 2004, or at any adjournment thereof, as set forth on the reverse side hereof.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                   P R O X Y

                                  DETACH HERE

--------------------------------------------------------------------------------

                        (Continued from the other side)

THE BOARD OF DIRECTORS RECOMMENDS a vote FOR all nominees and FOR the approval of the amendment to increase the authorized common stock to one billion shares.

(1) Election of Directors -- John W. Brown, Howard E. Cox, Jr., Donald M. Engelman, Ph.D., Jerome H. Grossman, M.D., John S. Lillard, William U. Parfet, Ronda E. Stryker

   [ ] FOR, except nominee(s) written below:      [ ] WITHHOLD authority to vote
    for all nominees

--------------------------------------------------------------------------------

(2) Approval of the amendment to increase the authorized common stock to one billion shares

   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM (1), FOR APPROVAL OF THE AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK TO ONE BILLION SHARES.

                                                   DATED: , 2004

                                                   -----------------------------
                                                   SIGNATURE

                                                   -----------------------------
                                                   SIGNATURE IF HELD JOINTLY

                                                   PLEASE SIGN EXACTLY AS NAME
                                                   APPEARS ABOVE. WHEN SHARES
                                                   ARE HELD BY JOINT TENANTS,
                                                   BOTH SHOULD SIGN. WHEN SIGNED
                                                   AS ATTORNEY, AS EXECUTOR,
                                                   ADMINISTRATOR, TRUSTEE OR
                                                   GUARDIAN, PLEASE GIVE FULL
                                                   TITLE AS SUCH. IF A
                                                   CORPORATION, PLEASE SIGN IN
                                                   FULL CORPORATE NAME BY
                                                   PRESIDENT OR OTHER AUTHORIZED
                                                   OFFICER. IF A PARTNERSHIP,
                                                   PLEASE SIGN IN PARTNERSHIP
                                                   NAME BY AUTHORIZED PERSON.
                             YOUR VOTE IS IMPORTANT
               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                                  DETACH HERE

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